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                                                                   EXHIBIT 44(i)



                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT (the "Agreement") dated September 7th, 2001, is entered into by and between CAC of Canada Limited, a corporation incorporated under the laws of Canada (the "Debtor"), and Comerica Bank, a Michigan banking corporation ("Comerica"), as agent for the benefit of the "Lenders" (in such capacity, the "Agent"). The addresses for the Debtor and Agent are set forth on the signature pages.

                                R E C I T A L S:

         A. The Debtor and certain of its Affiliates, Comerica (individually, and in the capacities referred to below) and the other financial institutions signatory thereto, each as "Banks" thereunder (and, in the case of Comerica, in its capacity as Agent for the Lenders and in its separate additional capacities as "Issuing Bank" thereunder) (together with any successors and permitted assigns party thereto from time to time, collectively the "Lenders"), entered into that certain Amended and Restated Credit Agreement dated as of June 11, 2001 (said credit agreement, as further amended, restated or otherwise modified from time to time, the "Credit Agreement"), under which Debtor is a Permitted Borrower.

         B. The Debtor has, among other things, guaranteed payment and performance of the obligations of the Permitted Borrowers (other than itself as a Permitted Borrower) under the Credit Agreement and the Loan Documents pursuant to the Foreign Guaranty.

         C. Pursuant to the Credit Agreement, the Lenders have required that the Debtor grant (or cause to be granted) certain liens and security interests to Comerica, as agent for the benefit of the Lenders, all to secure, among other things, the obligations of the Debtor under the Loan Documents (the "Obligations").

         D. The Lenders have consented to the transactions contemplated hereby, and by the Loan Documents, and the Lenders have agreed that the Debtor's obligations under the Loan Documents shall be equally and ratably secured pursuant to this Agreement.

         E. The Debtor has directly and indirectly benefitted and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



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                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. As used in this Agreement (including the recitals), capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the PPSA (as hereinafter defined) should be read to refer also to parallel sections of the personal property security legislation as enacted in each Province or other jurisdiction where any portion of the Collateral is or may be located.

         The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

         "Account" means any "account," as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of the Debtor, (c) all rights of the Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by the Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

         "Advances to Dealers" shall mean any and all advances by the Debtor to Dealers under the Dealer Agreements whether in respect of Installment Contracts or Leases, as outstanding from time to time.

         "Chattel Paper" means any "chattel paper," as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor.

         "Collateral" has the meaning specified in Section 2.1 of this Agreement.

         "Computer Records" has the meaning specified in Section 2.1(n) of this Agreement.

         "Dealer(s)" shall mean a Person engaged in the business of the retail sale or lease of motor vehicles, whether new or used, including any such Person which constitutes an Affiliate of Debtor.

         "Dealer Agreement(s)" shall mean the sales and/or servicing agreements between the Debtor or its Affiliates and a participating Dealer which sets forth the terms and conditions under which the Debtor or its Affiliates may (i) accept, as nominee for such Dealer, the assignment of Installment



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Contracts or Leases for purposes of administration, servicing and collection and under which the Debtor or its Affiliates may make Advances to Dealers or (ii) accept outright assignments of Installments Contracts or Leases from Dealers or funds Installments Contracts or Leases originated by the Dealer in the name of the Debtor or its Affiliates, in each case as such agreements may be in effect from time to time.

         "Document of Title" means any "document of title", as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by the Debtor.

         "Election" is defined in Section 6.4 of this Agreement.

         "Equipment" means any "equipment," as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by the Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "Goods" means any "goods" as that term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor.

         "Installment Contract(s)" shall mean retail installment and/or conditional sale contracts for the sale of new or used motor vehicles assigned outright by Dealers to the Debtor or written by Dealers in the name of the Debtor or an Affiliate of the Debtor (and funded by the Debtor or such Affiliate) or assigned by Dealers to the Debtor or an Affiliate of the Debtor, as nominee for the Dealer, for administration, servicing, and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent the Debtor or any Affiliate transfers or encumbers its interest in any Installment Contracts (or any Advances to Dealers related thereto) pursuant to a Permitted Securitization, such Installment Contracts shall, from and after the date of such transfer or encumbrance, cease to be considered Installment Contracts under this Agreement (reducing the aggregate amount of Advances to Dealers by the outstanding amount of such advances, if any, attributable to such Installment Contracts) unless and until such Installment Contracts are reassigned to the Debtor or an Affiliate of the Debtor or such encumbrances are discharged.

         "Instrument" means any "instrument," as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of the Debtor, whether now owned or hereafter acquired.

         "Intangibles" means any "intangibles," as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all of the Debtor's service marks, trade names, trade secrets, registrations, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs and inventions; (b) all of the Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of the Debtor to retrieve data and other information from third parties; (c) all of the Debtor's contract rights, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit;
(d) all rights of the Debtor to payment under letters of credit and similar agreements; (e) all tax refunds and tax refund claims of the Debtor; (f) all choses in action and causes of action of the Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor; (g) all rights and claims of the Debtor under warranties and indemnities; and (h) all rights of the Debtor under any insurance, surety or similar contract or arrangement.

         "Inventory" means any "inventory," as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all Goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of the Debtor; (c) all wrapping, packaging, advertising and shipping materials of the Debtor; (d) all Goods that have been returned to, repossessed by or stopped in transit by the Debtor; and (e) all Documents of Title evidencing any of the foregoing.

         "Lease(s)" shall mean the retail agreements for the lease of motor vehicles assigned outright by Dealers to the Debtor or written by a Dealer in the name of the Debtor (and funded by the Debtor or an Affiliate) or assigned by Dealers to the Debtor or an Affiliate, as nominee for the Dealer, for administration, servicing and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent the Debtor transfers or encumbers its interest in any Leases pursuant to a Permitted Securitization, such Leases shall, from and after the date of such transfer or encumbrance, cease to be considered Leases under this Agreement (reducing the aggregate amount of Advances to Dealers by the outstanding amount of Advances to Dealers attributable to such Leases) unless and until such Leases are reassigned to the Debtor or an Affiliate or such encumbrances have been discharged.

         "Lenders" has the meaning specified in the recitals hereto.

         "Money" means any "money", as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor.

         "Permitted Liens" has the meaning specified in Section 3.1 of this Agreement.

         "PPSA" means the Personal Property Security Act as in effect in the Province of Ontario; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the personal property security legislation as in effect on or after the date hereof in any other jurisdiction, "PPSA" means the personal property security legislation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

         "Proceeds" means any "proceeds," as such term is defined in Subsection 1(1) of the PPSA and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting, or purporting to act, for or on behalf of any governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Records" has the meaning specified in Section 4.9 of this Agreement.

         "Securities" means any "securities" as such term is defined in Subsection 1(1) of the PPSA, now owned or hereafter acquired by the Debtor.

         "Software" has the meaning specified in Section 2.1(n) of this Agreement.


                                   ARTICLE II
                                SECURITY INTEREST

         SECTION 2.1. SECURITY INTEREST. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), the Debtor hereby pledges and assigns (as collateral) to the Agent, and grants to the Agent a continuing lien on and security interest in, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"):

         (a)      all Accounts;

         (b)      all Chattel Paper;

         (c)      all Documents of Title;

         (d)      all Equipment;

         (e)      all Goods;

         (f)      all Installment Contracts;

         (g)      all Instruments;

         (h)      all Intangibles;

         (i)      all Inventory;

         (j)      all Leases;

         (k)      all Money;

         (l)      all Securities;

         (m) all Advances to Dealers, Dealer Agreements (and any amounts advanced to or liens granted by Dealers thereunder), and the Installment Contracts or Leases securing the repayment of such Advances to Dealers (and other indebtedness of Dealers to the Debtor) and related financial property (the security interest granted hereby in such Dealer Agreements, Advances to Dealers, Installment Contracts and Leases, and the Accounts, Chattel Paper, Documents of Title, Instruments, Intangibles, Monies and Proceeds therefrom relating to such Dealer Agreements, Advances to Dealers, Installment Contracts and Leases being subject to the rights of Dealers under Dealer Agreements);

         (n) all computer records ("Computer Records") and software ("Software"), whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software; and

         (o) the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (n) and all liens, security, rights, remedies and claims of the Debtor with respect thereto;

provided, however, that "Collateral" shall not include rights under or with respect to any Intangible, license, permit or authorization to the extent any such Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a security interest in, the rights of a grantor thereunder or which would be invalid or enforceable upon any such assignment or grant; and provided further that "Collateral" shall not include any (i) Advances to Dealers, Installment Contracts, Leases, rights or interests under Dealer Agreements and related financial property transferred by the Debtor prior to the date hereof pursuant to a Permitted Securitization, except to the extent any such property is re-transferred to the Debtor according to the terms of such Permitted Securitization.

         SECTION 2.2. DEBTOR REMAINS LIABLE. Notwithstanding anything to the contrary contained herein, (a) the Debtor shall remain liable under the contracts, agreements, documents and instruments included in the Collateral (including without limitation Dealer Agreements, Advances to Dealers, Installment Contracts and Leases) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and pay when due any taxes, including without limitation, any sales taxes payable in connection with the Dealer Agreements, Advances to Dealers, Installment Contracts or Leases and their creation and satisfaction, (b) the exercise by the Agent or any of the Lenders of any of their respective rights or remedies hereunder shall not release the Debtor from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) subject to the rights of Dealers under Dealer Agreements to the extent of collections on Installment Contracts or Leases for the account of such Dealers received by the Agent or any Lender, neither the Agent nor any of the Lenders shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral (including without limitation any Dealer Agreement, Installment Contract or Lease) by reason of this Agreement, and none of such parties shall be obligated to perform any of the obligations or duties of the Debtor thereunder (including without limitation any obligation to make future advances to or on behalf of any Dealer or other obligor) or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.3. MARKING COMPUTER FILES. In connection with the security interest and lien established hereby, the Debtor hereby agrees, at its sole expense, to indicate clearly and unambiguously in its computer files with respect to the Dealer Agreements, Advances to Dealers, Installment Contracts and Leases encumbered hereby, that the Debtor's rights to payment under such Dealer Agreements, Advances to Dealers, Installment Contracts and Leases have been pledged to the Agent pursuant to this Agreement for the benefit of the Lenders.

         SECTION 2.4. AFFIXING LEGENDS. The Debtor shall, within thirty (30) days from the date hereof with respect to each Dealer Agreement which constitutes Collateral on the date hereof and, with respect to each Dealer Agreement which subsequently becomes Collateral hereunder, within five (5) days of the Debtor entering into any such agreement, clearly mark each such Dealer Agreement encumbered hereby with the following legend: "THIS AGREEMENT HAS BEEN PLEDGED TO COMERICA BANK, AS AGENT FOR THE BENEFIT OF CERTAIN LENDERS". Such legend shall be in bold, in type face at least as large as 12 point and shall be entirely in capital letters.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Agreement and to make advances and extend other credit accommodations under the Credit Agreement, the Debtor represents and warrants to the Agent and to each Lender that as of the date hereof:

         SECTION 3.1. TITLE. The Debtor is, and with respect to Collateral acquired after the date hereof the Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for (a) Liens which are permitted under Section 8.6 of the Credit Agreement (hereinafter, "Permitted Liens").

         SECTION 3.2. FINANCING STATEMENTS. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of the Debtor except (i) as may have been filed in favor of the Agent pursuant to this Agreement and (ii) financing statements filed to perfect Permitted Liens. As of the date hereof, and to the best of the Debtor's knowledge, except as otherwise disclosed on Schedule D hereto, the Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

         SECTION 3.3. PRINCIPAL PLACE OF BUSINESS. The principal place of business and chief executive office of the Debtor, and the office where the Debtor keeps its books and records, is located at the address of the Debtor shown on Schedule A hereto.

         SECTION 3.4. LOCATION OF COLLATERAL. All Inventory (except Inventory in transit) and Equipment (other than vehicles) of the Debtor in the possession of the Debtor are located at the places specified on Schedule A hereto. If any such location is leased by the Debtor as of the date hereof, the name and address of the landlord leasing such location is identified on Schedule A hereto. None of the Inventory or Equipment of the Debtor (other than trailers, rolling stock, vessels, aircraft and vehicles) is evidenced by a Document of Title (including, without limitation, a negotiable document of title).

         SECTION 3.5. PERFECTION. Upon the filing of PPSA financing statements in the jurisdictions listed on Schedule B attached hereto, the security interest in favor of the Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected under the PPSA by filing financing statements subject to no junior, equal or prior Liens except for those (if any) which constitute Permitted Liens.

         SECTION 3.6. PRIMARY COMPUTER SYSTEMS AND SOFTWARE; COMPUTER RECORDS AND INTELLECTUAL PROPERTY. The only material service and computer systems and related Software utilized by the Debtor to service Dealer Agreements, Advances to Dealers, Installment Contracts and Leases (whether or not encumbered hereby) are (a) the "Application and Contract System" which is used from the time a Dealer faxes an application to the Debtor until the relevant Installment Contract or Lease is received and funded, (b) the "Loan Servicing System" which contains all payment information and is the primary source for management information reporting, and (c) the "Collection System" which is used by the Debtor's collections personnel to track and service all active customer accounts. Such computer systems and software are defined (and described in greater detail) on Schedule C, attached hereto.

                                   ARTICLE IV
                                    COVENANTS

         The Debtor covenants and agrees with the Agent that until the Obligations are paid and performed in full and all commitments to lend or provide other credit accommodations under the Credit Agreement have been terminated:

         SECTION 4.1. ENCUMBRANCES. The Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance (other than the Liens created by this Agreement and the Permitted Liens) or any restriction upon the pledge or other transfer thereof (other than as provided in the Loan Documents), and shall, subject to the Permitted Liens, defend the Debtor's title to and other rights in the Collateral and the Agent's pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Loan Documents or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), the Debtor shall do nothing to impair the rights of the Agent in the Collateral.

         SECTION 4.2. COLLECTION OF ACCOUNTS AND CONTRACTS; NO COMMINGLING. The Debtor shall, in accordance with its usual business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts and from any Dealer or from any obligor under an Installment Contract or Lease, as the case may be, any Advances to Dealers or other amounts owing under a Dealer Agreement, Installment Contract or Lease, as applicable. The Debtor shall take the steps required under the documents relating to Permitted Securitizations to segregate any Collateral transferred, encumbered or otherwise affected by a Permitted Securitization from the Collateral encumbered under this Agreement and all proceeds or other sums received in respect thereof (provided that Dealer Agreements which cover Advances to Dealers which have been transferred pursuant to a Permitted Securitization, but which also cover Advances to Dealers encumbered hereby, may contain the legend affixed in connection with the applicable Permitted Securitization, so long as such Dealer Agreements also contain the legend required under Section 2.4 hereof).

         SECTION 4.3. DISPOSITION OF COLLATERAL. To the extent prohibited by the terms of the Loan Documents, the Debtor shall not enter into or consummate any transfer or other disposition of assets without the prior written consent of the Lenders, according to the terms of the Credit Agreement.

         SECTION 4.4. FURTHER ASSURANCES. At any time and from time to time, upon the request of the Agent acting reasonably, and at the sole expense of the Debtor, the Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral; provided, however, that nothing contained in this Section 4.4 shall require the Debtor to affix legends to the Dealer Agreements, Installment Contracts or Leases (or folders containing the same) prior to the times set forth hereunder in Sections 2.4 and 6.4, respectively. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets, including without limitation any Permitted Securitization and except for Permitted Liens, the Debtor agrees to maintain and preserve the Agent's security interest in and pledge and collateral assignment of the Collateral hereunder. Without limiting the generality of the foregoing, the Debtor shall
(a) execute and deliver to the Agent such financing statements and/or financing change statements as the Agent may from time to time require; and (b) execute and deliver to the Agent, or cause to be so executed and delivered, such other agreements, acknowledgments, documents and instruments, including without limitation stock powers, as the Agent may reasonably require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Loan Documents. The Debtor authorizes the Agent to file one or more financing or financing change statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Debtor unless otherwise prohibited by law.

         SECTION 4.5. INSURANCE. The Debtor shall maintain insurance of the types and in amounts, and under the terms and conditions, specified in the Loan Documents and shall cause the Agent to be named as "lender loss payee" thereunder to the full extent required to perfect and/or protect the Lien established hereby. Recoveries under any such policy of insurance shall be paid as provided in the Loan Documents.

         SECTION 4.6. BAILEES. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Debtor's agents or processors, the Debtor shall, at the request of the Agent (as directed by the Majority Banks), notify such warehouseman, bailee, agent or processor of the security interest created hereunder and shall instruct such Person to hold such Collateral for the Agent's account subject to the Agent's instructions, and shall obtain such acknowledgments and/or undertakings from such Persons as reasonably requested by the Agent (as directed by the Majority Banks).

         SECTION 4.7. FURNISHING OF INFORMATION AND INSPECTION RIGHTS.

                  (a) Within 30 days following the execution and delivery of this Agreement, the Debtor agrees to deliver to the Agent one or more computer files or microfiche lists containing true and complete (and updated to the most recent month end) lists of all Dealer Agreements and Advances to Dealers, and all Installment Contracts or Leases, as applicable, securing all such Advances to Dealers or owned outright by the Debtor, identified by account number, dealer number (if not owned outright by the Debtor) , and pool number and the outstanding balance as of the date of such file or list. Such file or list shall be delivered to the Agent as confidential and proprietary.

                  (b) Thereafter:

                           (i) so long as no Event of Default has occurred and
                  is continuing, upon the written request of the Agent (as directed by the Majority Banks), the Debtor shall be obligated, but not more frequently than monthly; and

                           (ii) upon the occurrence and during the continuance
                  of an Event of Default, the Debtor shall be obligated, on a monthly basis whether or not the Agent shall so request, and more frequently upon the written request of the Agent (as directed by the Majority Banks);


to furnish to the Agent, a computer file, microfiche list or other list identifying each of the Dealer Agreements, Advances to Dealers, Installment Contracts and Leases encumbered hereby by pool number, account number and dealer number (if not owned outright by the Debtor) and by the outstanding balance thereof and identifying the obligor on the relevant Installment Contract or Lease, and the Debtor shall also furnish to the Agent from time to time such other information with respect to Dealer Agreements, the Advances to Dealers, Installment Contracts and Leases encumbered hereby as the Agent may reasonably request. Without impairing the rights of any Lender to obtain information from the Debtor under any of the other Loan Documents, as applicable, the Agent shall furnish copies of the foregoing to any Lender upon its request following the occurrence and during the continuance of any Default or Event of Default, and the Debtor hereby authorizes and approves such release. The Debtor will, at any time and from time to time during regular business hours, upon 5 days prior notice (except if any Event of Default has occurred and is continuing, when no prior notice shall be required), permit the Agent, or its agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of the Debtor for the purpose of examining such Records, and to discuss matters relating to the Advances to Dealers, Installment Contracts, Leases or the Debtor's performance hereunder and under the other Loan Documents with any of the officers, directors, employees or independent public accountants of the Debtor having knowledge of such matters; provided, however, that the Agent acknowledges that, in exercising the rights and privileges conferred in this Section 4.7, it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Debtor has a proprietary interest. The Agent agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the Debtor, any such information, practices, books, correspondence and records furnished to them except that the Agent may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives (provided that such Persons are informed of the confidential nature of such information), (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Agent or its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives, (iii) to the extent such information was available to the Agent on a nonconfidential basis prior to its disclosure to the Agent hereunder, (iv) to the extent the Agent is (A) required in connection with any legal or regulatory proceeding or (B) requested by any bank or other regulatory authority to disclose such information, (v) to any prospective assignee of any note or other instrument evidencing Obligations; provided, that the Agent shall notify such assignee of the confidentiality provisions of this Section 4.7 and such assignee shall agree pursuant to the required form of assignment agreement attached as Exhibit G to the Credit Agreement to be bound thereby, or (vi) to any Lender, subject to the confidentiality provisions contained in this Agreement and any other Loan Document to which it is a party, upon the request of such party following the occurrence and during the continuance of such Default or Event of Default (but with no obligation on the part of any such Lender hereunder to return such information to the Agent or the Debtor if any such Default or Event of Default is subsequently cured or waived). Notwithstanding anything to the contrary in this Agreement, the Agent may reply to a request from any Person for a list of Advances to Dealers, Dealer Agreements, Installment Contracts, Leases or other information related to any Collateral referred to in any financing statement filed or acknowledgment obtained to perfect the security interest and liens established hereby, to the extent necessary to maintain the perfection or priority of such security interests or liens, or otherwise required under applicable law. The Agent agrees (at the Debtor's sole cost and expense) to take such measures as shall be reasonably requested by the Debtor to protect and maintain the security and confidentiality of such information. The Agent shall exercise good faith and make diligent efforts to provide the Debtor with written notice at least five (5) Business Days prior to any disclosure pursuant to this Subsection 4.7(b).

                  (c) Furthermore, the Debtor shall permit the Agent and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit the Debtor's books and Records as otherwise provided under the Loan Documents.

         SECTION 4.8. CORPORATE CHANGES. The Debtor shall not change its name, identity or corporate structure in any manner that might make any financing statement filed in connection with this Agreement misleading to any third party or which might otherwise result in the security interest granted hereunder becoming unperfected unless the Debtor shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to protect its Liens and the perfection and priority thereof. The Debtor shall not change its principal place of business, chief executive office or the place where it keeps its books and records unless it shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         SECTION 4.9. BOOKS AND RECORDS; INFORMATION. The Debtor shall keep accurate and complete books and records (the "Records") of the Collateral and the Debtor's business and financial condition in accordance with the Loan Documents. Subject to Section 4.7, the Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and the Debtor as the Agent may reasonably request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. The Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement; provided, however, that with respect to its computer files, the Debtor's compliance with Section 2.3 hereof shall be deemed to satisfy its obligations under this sentence.

         SECTION 4.10. ADMINISTRATIVE AND OPERATING PROCEDURES. The Debtor will maintain and implement administrative and operating procedures (including without limitation an ability to recreate records relating to the Dealer Agreements, Advances to Dealers, Installment Contracts and Leases encumbered hereby in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all amounts due under the Dealer Agreements, Advances to Dealers, Installment Contracts and Leases encumbered hereby (including without limitation records adequate to permit adjustments to amounts due under each of such Dealer Agreements, Advances to Dealers, Installment Contracts and Leases). The Debtor will give the Agent notice of any material change in the administrative and operating procedures of the Debtor referred to in the previous sentence. Notwithstanding the foregoing, the Debtor shall not be required to make or retain duplicate copies of Installment Contracts or Leases.

         SECTION 4.11. EQUIPMENT, GOODS AND INVENTORY.

         (a) The Debtor shall keep the Equipment (other than vehicles), Goods and Inventory (other than Inventory in transit) which is in the Debtor's possession at any of the locations specified on Schedule A hereto or, upon thirty (30) days prior written notice to the Agent, at such other places within Canada where all action required to perfect the Agent's security interest in the Equipment, Goods and Inventory with the priority required by this Agreement shall have been taken.

         (b) The Debtor shall maintain the Equipment, Goods and Inventory in accordance with the terms of the Loan Documents.

         SECTION 4.12. NOTIFICATION. The Debtor shall promptly notify the Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim.

         SECTION 4.13. COLLECTION OF ACCOUNTS. So long as no Event of Default has occurred and is continuing and except as otherwise provided in this Section
4.13 and in Section 5.1, the Debtor shall have the right to collect and receive payments on the Accounts, Dealer Agreements, Advances to Dealers, Installment Contracts, Leases and other financial assets, and to use and expend the same in its operations, in each case in compliance with the terms of each of the Loan Documents. In connection with such collections, the Debtor may take (and, at the Agent's direction following the occurrence and during the continuance of an Event of Default, shall take) such actions as the Debtor or the Agent (but only following the occurrence and during the continuance of an Event of Default) may deem necessary or advisable to enforce collection of the Accounts, Dealer Agreements, Advances to Dealers, Installment Contracts and other financial assets.

                                    ARTICLE V
                               RIGHTS OF THE AGENT

         SECTION 5.1. POWER OF ATTORNEY. The Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Agent at any time and from time to time deems necessary or desirable, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, the Debtor hereby gives the Agent the power and right on behalf of the Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of the Debtor:

                  (i) to demand, sue for, collect or receive, in the name of the Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

                  (ii) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

                  (iii) (A) to direct account debtors, Dealers, any obligors under Installment Contracts or Leases, as applicable, and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;
         (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;
         (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; (H) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (I) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); and (K) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Debtor's sole expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent's security interest therein.

         This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Agent shall not be responsible, except in the event of gross negligence or willful misconduct by the Agent, for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

         SECTION 5.2. SETOFF. In addition to and not in limitation of any rights of any Lender under applicable law, the Agent and each Lender shall, upon acceleration of any Obligations owing to such party under the Loan Documents, or when and to the extent any such Obligations shall otherwise be due and payable, and without notice or demand of any kind, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Debtor then or thereafter on deposit with such Lender; provided, however, that any such amount so applied by any Lender on any of the Obligations owing to it shall be subject to the provisions of Sections 10.2, 10.3 and 10.4 of the Credit Agreement.

         SECTION 5.3. ASSIGNMENT BY THE AGENT. The Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Agent under this Agreement and the other Loan Documents (including, without limitation, the Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and the other Loan Documents, as applicable, and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Agent herein or otherwise.

         SECTION 5.4. PERFORMANCE BY THE AGENT. If the Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Agent may perform or attempt to perform such covenant or agreement on behalf of the Debtor, in which case the Agent shall exercise good faith and make diligent efforts to give the Debtor prompt prior written notice of such performance or attempted performance. In such event, the Debtor shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent in connection with such performance or attempted performance to the Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of the Debtor under this Agreement, except in the event of gross negligence or willful misconduct by the Agent.

         SECTION 5.5. RESTRICTIONS UNDER DEALER AGREEMENTS. In exercising the rights and remedies set forth in this Agreement, the Agent shall take no action with regard to any Dealer which is expressly prohibited by the related Dealer Agreement.

         SECTION 5.6. CERTAIN COSTS AND EXPENSES. The Debtor shall pay or reimburse the Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable legal fees and expenses supported by an itemized billing) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Obligations (including in connection with any "workout" or restructuring regarding the Obligations, and including in any insolvency proceeding or appellate proceeding); provided, however, that the Debtor shall only be required to pay or reimburse the Agent in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document for the fees and expenses of one law firm in each jurisdiction governing the establishment, perfection or priority of any security interest or lien established hereby, or governing any dispute, claim or other matter arising hereunder, at any given time, engaged on behalf of the Agent. The agreements in this Section 5.6 shall survive the payment in full of the Obligations. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Lenders shall be governed by the terms and conditions of the applicable Loan Documents.

         SECTION 5.7. INDEMNIFICATION. The Debtor shall indemnify, defend and hold the Agent and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable legal fees and expenses supported by an itemized billing) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any proceeding described in Section 9.1(j) of the Credit Agreement or appellate proceeding) related to or arising out of this Agreement or the Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities); provided, that the Debtor shall have no obligation under this Section 5.7 to any Indemnified Person
(a) with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person or (b) if, in the case of an action solely among the Agent and/or the Lenders (or any of them), neither the Debtor nor any of its Affiliates or employees or agents is (or has been) finally determined, in a court of competent jurisdiction, to have engaged in any wrongful conduct or in any breach of this Agreement or any of the Loan Documents or (c) if, in the case of an action solely as between or among the Agent and/or the Lenders (or any of them) on the one hand and the Debtor, on the other hand, (i) the Debtor has obtained a final, non-appealable judgment from a court of competent jurisdiction that neither it nor any of its Affiliates, employees or agents has engaged in any wrongful conduct or in any breach of this Agreement or any of the other Loan Documents or (ii) the Debtor by non-appealable judgment is the prevailing party. The agreements in this
Section 5.7 shall survive payment of all other Obligations.


                                   ARTICLE VI
                                     DEFAULT

         SECTION 6.1. RIGHTS AND REMEDIES. If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies, subject to the direction and/or consent of the Majority Banks as required under the Credit Agreement:

                  (i) In addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Agreement or in any other Loan Document or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the PPSA (whether or not the PPSA applies to the affected Collateral) and the Agent may also, without notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to the Debtor (except as required under the Loan Documents or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Agent (and/or its agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Agent and, subject to the terms of the Credit Agreement, each of the Lenders shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtor, which right of redemption is hereby expressly waived and released by the Debtor to the extent permitted by applicable law. Upon the request of the Agent, the Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to the Debtor and the Agent. The Debtor agrees that, subject to notice requirements of applicable law, the Agent shall not be obligated to give more than fifteen (15) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable legal fees and expenses and other costs and expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement and the other Loan Documents. The Debtor shall, to the extent permitted by applicable law, remain liable for any deficiency if the Proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (i) and applicable law) applied to the Obligations are insufficient to pay the Obligations in full. The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Obligations in such order and manner as is provided in the Credit Agreement.

                  (ii) The Agent may, subject to applicable law, cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

                  (iii) The Agent may exercise any and all rights and remedies of the Debtor under or in respect of the Collateral, including, without limitation, any and all rights of the Debtor to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

                  (iv) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Agent's counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

                  (v) For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtor hereby grants to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, assign, license or sublicense any of the Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if the Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement the Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Agent.

         SECTION 6.2. PRIVATE SALES. The Debtor agrees to do or cause to be done, to the extent that the Debtor may do so under applicable law, all such other reasonable acts and things as may be necessary to make any private sales or resales of any portion or all of the Collateral according to the terms hereof valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtor's sole expense.

         SECTION 6.3. ESTABLISHMENT OF SPECIAL ACCOUNT; AND LOCK BOX. Upon the occurrence and during the continuance of any Event of Default, there shall be established by the Debtor with the Agent, for the benefit of the Lenders in the name of the Agent, a segregated non-interest bearing cash collateral account ("Special Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent and the Lenders; provided, however, that the Special Account may be an interest-bearing account with a commercial bank (including Comerica or any other Lender which is a commercial bank) if determined by the Agent, in its reasonable discretion, to be practicable, invested by the Agent in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Subject to the terms hereof and to the rights of Dealers under applicable Dealer Agreement and to the rights of the applicable creditor in respect of Permitted Securitizations, the Agent shall possess all right, title and interest in and to all funds deposited from time to time in such account. Furthermore, upon the occurrence and during the continuance of any Event of Default, the Debtor agrees, upon the written election of the Agent, to establish and maintain at the Debtor's sole expense a Canada Post lock box (the "Lock Box"), to which the Agent shall have exclusive access and control. The Debtor expressly authorizes the Agent, from time to time, to remove the contents from the Lock Box, for disposition in accordance with this Agreement. Upon the occurrence and during the continuance of an Event of Default, the Debtor shall, upon the Agent's request, notify all account debtors, all Dealers under Dealer Agreements encumbered hereby, and all obligors under Installment Contracts or Leases encumbered hereby that all payments made to the Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of the Debtor, to the Lock Box, and the Debtor shall include a like statement on all invoices, and
(b) by electronic funds transfer, shall be remitted to the Special Account, and the Debtor shall include a like statement on all invoices. The Debtor shall execute all documents and authorizations as reasonably required by the Agent to establish and maintain the Lock Box and the Special Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by the Debtor with the Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this
Section 6.3.

         6.4. LEGENDING INSTALLMENT CONTRACTS AND LEASES ON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Majority Banks may elect (the "Election"), by directing the Agent to notify the Debtor of such election, to affix to each Installment Contract and Lease encumbered by this Agreement or securing Advances to Dealers or otherwise related to a Dealer Agreement encumbered hereby (or, at the Debtor's option, to the file folders containing such Installment Contracts or Leases) the following legend: "THIS AGREEMENT HAS BEEN PLEDGED TO COMERICA BANK, AS AGENT FOR THE BENEFIT OF CERTAIN LENDERS". The Election, once made by the Majority Banks, as aforesaid, shall remain in effect, the Debtor shall remain obligated to comply with such Election, notwithstanding any subsequent waiver or cure of the applicable Event of Default giving rise to such election, unless the Election is withdrawn by the Majority Banks.

         6.5 DEFAULT UNDER LOAN DOCUMENTS. It shall constitute an Event of Default under each of the Loan Documents if (a) any representation or warranty made or deemed made by the Debtor herein or in any instrument submitted pursuant hereto proves untrue in any material adverse respect when made or deemed made, or (b) the Debtor shall breach any covenant or other provision hereof, and such breach shall continue for a period of three (3) consecutive days, in the case of any failure to pay any money due hereunder, and thirty (30) consecutive days, in the case of any other breach hereunder or (c) this Agreement shall at any time for any reason (other than in accordance with its terms or the terms of each of the Loan Documents or with the consent of the requisite Lenders) cease to be valid and binding and enforceable against the Debtor, or (d) the validity, binding effect or enforceability hereof shall be contested by any Person, or (e) the Debtor shall deny, prior to payment of the Obligations in full or the termination of this Agreement according to its terms, that it has any further liability hereunder, or (f) this Agreement (other than in accordance with its terms or the terms of each of the Loan Documents) shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Agent and the Lenders the benefits purported to be created hereby.


                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         SECTION 7.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Agent and their respective heirs, successors and assigns, except that the Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         SECTION 7.3. AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT (AND THE LOAN DOCUMENTS REFERRED TO HEREIN) EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         SECTION 7.4. NOTICES. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtor or the Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail or Canada Post, as the case may be, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

         SECTION 7.5. GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO OR OF THE FEDERAL COURTS OF CANADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DEBTOR AND THE AGENT CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE DEBTOR AND THE AGENT IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY SECURITY DOCUMENT.

         SECTION 7.6. HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         SECTION 7.7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them.

         SECTION 7.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 7.9. WAIVER OF BOND. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         SECTION 7.10. SEVERABILITY. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 7.11. CONSTRUCTION. The Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtor and the Agent.

         SECTION 7.12. TERMINATION. If all of the Obligations (other than contingent liabilities pursuant to any indemnity, including without limitation Sections 5.6 and 5.7 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Agent shall, upon the written request of the Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement (including, without limitation, PPSA discharges), and shall duly assign and deliver to the Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement.

         SECTION 7.13 RELEASE OF COLLATERAL. The Agent shall, upon the written request of the Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release of the security interest and liens established hereby (a) on any Collateral (i) which is permitted to be sold or disposed of the Debtor or any other grantor in connection with a Permitted Securitization, or (ii) the sale or other disposition of which is not otherwise prohibited under the terms of any of the other Loan Documents (or in the event any Loan Document prohibits such sale or disposition, the applicable Lenders under such Loan Document shall have consented to such sale or disposition in accordance with the terms thereof) and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, or (b) if such release has been approved by the requisite Lenders in accordance with the Credit Agreement.

         SECTION 7.14. WAIVER OF JURY TRIAL. THE DEBTOR AND THE AGENT EACH WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE DEBTOR AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION 7.15. CONSISTENT APPLICATION. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Loan Documents, such provision of this Agreement shall govern.

                                     * * * *


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                     DEBTOR:
                                     CAC OF CANADA LIMITED



                                     By:/s/ Charles A. Pearce
                                     Name: Charles A. Pearce
                                     Title: Secretary

                                     By: /s/ Brett A. Roberts
                                     Name: Brett A. Roberts
                                     Title: Co-President


                                     Address for Notices:
                                     25505 West Twelve Mile Road
                                     Suite 3000
                                     Southfield, Michigan 48034
                                     Fax No.: 248/827-8542
                                     Telephone No.: 248/353-2700
                                     Attention: Chief Financial Officer

                                     AGENT:

                                     COMERICA BANK as Agent

                                     By:   /s/ Caryn Dorfman
                                     Name: Caryn Dorfman
                                     Title:
                                     Address for Notices:
                                     Metropolitan Loans D
                                     One Detroit Center, 6th Floor
                                     500 Woodward Avenue
                                     Detroit, Michigan 48226
                                     Fax No.: 313/222-3503
                                     Telephone No.: 313/222-4865
                                     Attention: Caryn Dorfman

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT

        Principal Place of Business, Locations of Equipment and Inventory
          (including leased locations) in the Possession of the Debtor


Registered Office
42nd Floor
1 First Canadian Place
Toronto, Ontario
M5X 1B2

Books and Records
25505 West Twelve Mile Road
Southfield, Michigan 48034

Asset Locations
Alberta
British Columbia
Ontario
New Brunswick
Nova Scotia
Michigan

Leased Locations
Nil

                                   SCHEDULE B
                                       TO
                               SECURITY AGREEMENT


                            Jurisdictions for Filing
                            PPSA Financing Statements

Alberta
British Columbia
Ontario
New Brunswick
Nova Scotia


                            Jurisdictions for Filing
                            UCC Financing Statements

Michigan

                                   SCHEDULE C
                                       TO
                               SECURITY AGREEMENT

                      Primary Computer Systems and Software


         Application and Contract System is software which utilizes the HP Unix operating system and is resident on Credit Acceptance Corporation's HP9000-K410 server. It was designed by in-house personnel and TUSC, a consulting firm hired to assist with the project.

         The Loan Servicing System is software which utilizes the HP Unix operating system and is resident on Credit Acceptance Corporation's HP9000-K420 server. It was designed by in-house personnel and TUSC.

         The Collection System is software which utilizes the HP Unix operating system and is resident on Credit Acceptance Corporation's HP9000-T520 server. It was developed and is owned by Ontario Systems Corporation and licensed to Credit Acceptance Corporation under an agreement dated November 15, 1989.

         Further information regarding these systems is contained on the attached excerpt from Credit Acceptance Corporation's Form 10-K for the year ended December 31, 2000.

                                   SCHEDULE D
                                       TO
                               SECURITY AGREEMENT

                              Trade and Other Names

CAC of Canada Limited

Nil